Exhibit 3.84

BY-LAWS

OF

REVELATION MUSIC PUBLISHING CORPORATION

ARTICLE 1

Offices

SECTION 1.                   The corporation may have offices, in addition to its principal office in New York, at such places as from time to time may be determined by the directors.

ARTICLE 11

Stockholders’ Meetings

SECTION 1.                   Place of Meetings.  Meetings of the stockholders may be held at the principal office in New York or at such other place within or without the State of New York as from time to time may be designated by the Board of Directors and stated in the notice of the meeting.

SECTION 2.                   Annual Election of Directors.  The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting, commencing with the year 1973, shall be held on the 20th day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M. or on such other date as shall be established by resolution of the Board of Directors.

If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.   If it shall happen in any year that the election of directors shall not be held on the day designated therefor, or at any adjournment thereof, the directors shall cause the election to be held at a special meeting of stockholders as soon thereafter as may be convenient.  At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and had.

SECTION 3.                   Special Meetings.  Special Meetings of the stockholders may be convened by the President or by the Board of Directors, and shall be called by the President upon written request of any director or of a stockholder or stockholders of record holding twenty-five percent of the voting stock of the corporation issued and outstanding.  The notice of such meeting shall state the time, place and purpose or purposes of the meeting.

SECTION 4.                   Notice of Stockholders’ Meetings.  Notice of all stockholders’ meetings stating the time, place, and the purpose or purposes for which such meetings are called, shall be given by mail not less than ten, nor more than fifty days prior to the date of the meeting to each stockholder of record at his address as it appears on the stock books of the corporation, unless such stockholder shall deliver to the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

SECTION 5.                   Quorum.  A Quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy.  In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6.                   Voting.  At all the meetings of stockholders, except as hereinafter provided, each stockholder who is entitled to vote in accordance with the provisions of the Certificate of Incorporation and of these By-Laws, shall be entitled to cast one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder.  All elections of directors of the corporation shall be by regular voting and not by cumulative voting.  At all elections of directors the voting may but need not be by ballot.

Stockholders entitled to vote may be represented at all meetings by proxy, duly authorized in writing, with the same effect as if personally present, provided no proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholders executing it shall have specified therein the length of time it is to continue in force which shall be for some limited period but not more than three years.

Except as otherwise required by statute, by the Certificate of Incorporation, or these By-Laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat.

The Board, in advance of any shareholders meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.

SECTION 7.                   List of Shareholders.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE 111

Directors

SECTION 1.                   Number and Qualification.  The business and property of the corporation shall be managed and controlled by a Board of Directors, which shall consist of not less than three (unless there are less than three shareholders, in which case the number of directors shall not be less than the number of shareholders) or more than nine directors as may be determined from time to time by resolution of the Board.  Each director shall be at least twenty-one years of age and need not be a resident of the State of New York or a shareholder of the Corporation.  Except as hereinafter provided, each director shall be elected to serve one year and until his successor shall be elected and shall qualify.  Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

SECTION 2.                   Increase of Number.  The number of directors may be increased or decreased by amendment of these by-laws by the stockholders entitled to vote or by a majority vote of the entire Board of Directors.

SECTION 3.                   Vacancies.  In the event of a vacancy in the Board of Directors by reason of death, resignation, disqualification, increase in the number of directors, or otherwise, the remaining directors, although less than quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

SECTION 4.                   Meetings.  The Board of Directors shall hold regular quarterly meetings without notice at such places and times as it may determine by resolution.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on three (3) days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two directors.

Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

The directors may hold their meeting and have one or more offices and keep the books of the corporation, except the stock and transfer books, outside the State of New York, at such place or places as shall from time to time be determined by resolution of the Board.  A quorum at any meeting shall be a majority of the entire Board of Directors.

SECTION 5.                   Committees.  At any meeting of the Board of Directors, an executive committee or such other committees as the Board may deem necessary, consisting of three or more directors, may be appointed by the Board, and such committees shall possess and exercise such powers and authority as the directors shall specify in the resolution appointing them which shall not otherwise be prohibited by law or the certificate of incorporation of the corporation.

SECTION 6.                   Powers of Directors.   In the management and control of the business and property of the corporation, the Board of Directors is hereby vested, with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of New York, with the certificate of incorporation of the corporation, or with these By-Laws.  The Board of Directors shall have power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

ARTICLE IV

Notices

Whenever, under the provisions of the New York Business Corporation Law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to Directors may also be given by telegram.

Whenever any notice of a meeting is required to be given under the provisions of the New York Business Corporation Law or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

Officers

SECTION 1.                   The Officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2.                   The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.                   The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

SECTION 4.                   The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

SECTION 5.                   President.  The President shall be the chief operating officer of the Corporation.  He shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.  He shall, subject to the control and direction of the Board of Directors and to the conferring by either body of plenary powers, in particular transactions upon any other officer of the corporation, have responsibility for the planning and development of the corporate policies including policies respecting mergers, acquisitions, corporate reorganizations and capital financing; he shall sign all certificates of stock of the corporation or cause them to be signed in facsimile or otherwise as permitted by law; he shall sign and execute in the name of the corporation all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the corporation or shall be required by law otherwise to be signed or executed; he shall be the medium of communication between the Board of Directors and stockholders and all official communications and reports addressed to the Board of Directors.

SECTION 6.                   Vice Presidents.  The Vice Presidents in the order determined by the Board of Directors, shall, upon the disability of the President or upon the vacancy of such office, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 7.                   Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors

and shall perform such duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.   He shall have custody of the corporate seal of the corporation and he, or an assistant secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 8.                   Assistant Secretary.   The Assistant Secretary, or, if there be more than one, the Assistant Secretaries, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 9.                   Treasurer and Assistant Treasurers.   The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts or receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

He shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President upon request and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the dutues of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

Certificate of Stock

SECTION 1.                   Form and Transfers.   The interest of

each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.  The Board may, from time to time, make such additional rules and regulations as it may deem expedient not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation.  Such seal may be a facsimile, engraved or printed.  Where any such certificate is signed by a transfer agent and by a registrar (which may be the same corporation) the signatures of the President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed.  In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

SECTION 2.                   Fixing Record Date.   For the purpose of determining shareholders entitled to notice of or to vote at any meeting or shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action.  When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

SECTION 3.                   Lost, Stolen, Destroyed, or Mutilated Certificates.   No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its descretion require.

SECTION 4.                   Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signature of any of them.  One corporation may serve as both transfer agent and registrar.

SECTION 5.                   Examination of Books by Stockholders.  So far as it is not inconsistent with the law of New York, the Board shall have power to determine, from time to time, whether and to what extent and to what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document or the corporation.

ARTICLE VII

Miscellaneous

SECTION 1.                   Fiscal Year.   The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SECTION 2.                   Seal.   The corporate seal shall contain the name of the corporation and the year of its incorporation, and shall otherwise be in such form as the directors shall approve, and the directors shall have the power to alter and change the same from time to time.

SECTION 3.                   Amendments.   The By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, or by the afformative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend, or repeal

such By-Laws be included in the notice of such meeting of the Board or the stockholders, as the case may be.   By-Laws made, altered, or amended by the Board may be altered, amended, or repealed by the stockholders at any annual or special meeting thereof.